Exhibit 13.1

Section 906 Certification

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2023 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Román Blanco, the Chief Executive Officer, Emiliano Muratore, the Chief Financial Officer, and Guillermo Sabater, the Financial and Costs Controller, of Banco Santander-Chile, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Banco Santander-Chile.

Date: February 22, 2024

/s/ Román Blanco
Name:	Román Blanco
Title:	Chief Executive Officer

/s/ Emiliano Muratore
Name:	Emiliano Muratore
Title:	Chief Financial Officer

/s/ Guillermo Sabater
Name:	Guillermo Sabater
Title:	Financial and Costs Controller